Exhibit 99.1

Tyler Technologies Reports Earnings For Third Quarter 2015

Quarterly revenue, earnings and backlog reach record levels

PLANO, Texas – Oct. 21, 2015 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Financial Highlights:

•	Total revenue was $150.8 million, up 17.2 percent from $128.7 million for the third quarter of 2014. Organic growth was 15.7 percent.

•	Recurring revenue from maintenance and subscriptions was $90.1 million, an increase of 16.3 percent compared to the third quarter of 2014, and comprised 59.7 percent of third quarter 2015 revenue.

•	Royalty revenue from Microsoft Dynamics® AX, which is included in software licenses and royalties, was $1.0 million, up 12.1 percent compared to $906,000 for the third quarter of 2014.

•	Operating income was $31.5 million, an increase of 17.7 percent from $26.7 million for the third quarter of 2014.

•	Net income was $20.1 million, or $0.55 per diluted share, up 18.5 percent compared to $17.0 million, or $0.48 per diluted share, for the third quarter of 2014.

•	Cash flow from operations was $55.1 million, down 16.9 percent compared to $66.3 million for the third quarter of 2014.

•	Non-GAAP operating income was $39.3 million, up 21.5 percent from $32.4 million for the third quarter of 2014.

•	Adjusted EBITDA was $41.8 million, up 21.8 percent compared to $34.3 million for the third quarter of 2014.

•	Non-GAAP net income was $25.6 million, or $0.71 per diluted share, up 22.4 percent compared to $21.0 million, or $0.59 per diluted share, for the third quarter of 2014.

•	Total backlog was $757.7 million, up 12.4 percent from $674.0 million at September 30, 2014. Software-related backlog (excluding appraisal services) was $707.7 million, an increase of 11.6 percent compared to $634.3 million at September 30, 2014.

•	On September 30, 2015, Tyler signed a definitive agreement to acquire privately held New World Systems Corporation for $670 million in cash and stock. The Troy, Michigan-based company has more than 2,000 public sector customers and more than 470 employees. Under the terms of the agreement, Tyler will acquire all of the equity in New World Systems for $360 million in cash and approximately 2.1 million shares of Tyler’s common stock. The transaction is expected to close in the fourth quarter of 2015 and is subject to regulatory approval and customary closing conditions.

“Tyler’s third quarter results once again exceeded our expectations, with double-digit growth across all revenue lines,” said John S. Marr Jr., Tyler’s president and chief executive officer. “Quarterly revenue surpassed $150 million for the first time, led by growth in subscription revenues of almost 28 percent. Despite some gross margin headwind from expenses associated with onboarding new professional services and development staff in recent quarters to support our growing backlog, we expanded our non-GAAP operating margin by 100 basis points to 26.1 percent.

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Tyler Technologies Reports Earnings For Third Quarter 2015

Oct. 21, 2015

“Bookings this quarter increased nearly 26 percent from third quarter of 2014, and bookings for new SaaS contracts were the highest in Tyler’s history. As a result, our backlog reached a new high of $758 million as of September 30.

“We enter the fourth quarter with a great deal of momentum and look forward to building on that with the acquisition of New World Systems. We believe that this acquisition will be beneficial to the clients, employees and shareholders of both companies. We are excited about this opportunity to continue to execute our strategy of being an industry leader in all major enterprise applications essential to local government.”

Guidance for 2015

As of October 21, 2015, Tyler Technologies is providing the following guidance for the full year 2015:

•	Total revenues are expected to be in the range of $578 million to $583 million.

•	Diluted earnings per share are expected to be approximately $2.01 to $2.07.

•	Non-GAAP diluted earnings per share are expected to be approximately $2.56 to $2.62.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $20.3 million to $20.8 million.

•	The effective tax rate is expected to be in the range of 36.5 percent to 37.5 percent.

•	Capital expenditures are expected to be between $14.0 million and $15.0 million, and total depreciation and amortization expense is expected to be between $15.5 million and $16.0 million, including approximately $7.0 million of amortization of acquisition intangibles.

Note that our guidance does not include any impact from the proposed acquisition of New World Systems, as the completion and timing of the acquisition is subject to regulatory approval and other customary closing conditions.

Conference Call

Tyler Technologies will hold a conference call on Thursday, October 22, at 10:00 a.m. EDT to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10072798. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on October 22, 2015.

Participants who do not wish to pre-register for the call may dial in using 866-777-2509 (U.S. callers) or 412-317-5413 (international callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through October 28, 2015. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10072798.

The live webcast and archived replay can also be accessed at www.tylertech.com/investors.

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Tyler Technologies Reports Earnings For Third Quarter 2015

Oct. 21, 2015

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector — cities, counties, schools and other government entities — to become more efficient, more accessible and more responsive to the needs of citizens. Tyler’s client base includes more than 13,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. Forbes named Tyler one of “America’s Best Small Companies” eight times and the company has been included six times on the Barron’s 400 Index, a measure of the most promising companies in America. More information about Plano-based Tyler Technologies can be found at www.tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions, acquisition-related costs, and expenses associated with amortization of intangibles arising from business combinations. We use these measures and believe they are useful to investors because they provide additional insight in comparing results from period to period.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology

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Tyler Technologies Reports Earnings For Third Quarter 2015

Oct. 21, 2015

spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) material portions of our business require the Internet infrastructure to be adequately maintained; (4) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (5) general economic, political and market conditions; (6) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (7) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (8) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

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(Comparative results follow)

Contact: Brian K. Miller

Executive Vice President - CFO

Tyler Technologies, Inc.

972-713-3720

brian.miller@tylertech.com

15-73

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Software licenses and royalties	$15,690	$13,226	$44,576	$36,541
Subscriptions	29,036	22,694	81,273	64,135
Software services	36,398	31,159	101,765	85,594
Maintenance	61,018	54,713	177,829	156,904
Appraisal services	6,557	5,802	19,337	16,097
Hardware and other	2,146	1,070	7,326	6,390

Total revenues	150,845	128,664	432,106	365,661

Cost of revenues:
Software licenses and royalties	147	565	1,183	1,439
Acquired software	552	448	1,464	1,373
Software services, maintenance and subscriptions	72,764	61,428	207,819	174,701
Appraisal services	3,984	3,764	12,397	10,740
Hardware and other	1,565	667	5,278	4,528

Total cost of revenues	79,012	66,872	228,141	192,781

Gross profit	71,833	61,792	203,965	172,880

Selling, general and administrative expenses	31,869	27,344	90,810	80,130
Research and development expense	7,193	6,567	21,307	19,128
Amortization of customer and trade name intangibles	1,282	1,136	3,585	3,393

Operating income	31,489	26,745	88,263	70,229
Other income (expense), net	255	(47)	621	(522)

Income before income taxes	31,744	26,698	88,884	69,707
Income tax provision	11,602	9,698	32,633	26,084

Net income	$20,142	$17,000	$56,251	$43,623

Earnings per common share:
Basic	$0.59	$0.52	$1.66	$1.32

Diluted	$0.55	$0.48	$1.56	$1.23

Weighted average common shares outstanding:
Basic	33,900	32,935	33,787	32,947
Diluted	36,349	35,284	36,163	35,339

TYLER TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$71,833	$61,792	$203,965	$172,880
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	902	569	2,349	1,595
Add: Amortization of acquired software	552	448	1,464	1,373

Non-GAAP gross profit	$73,287	$62,809	$207,778	$175,848

Non-GAAP gross margin	48.6%	48.8%	48.1%	48.1%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$31,489	$26,745	$88,263	$70,229
Non-GAAP adjustments:
Add: Share-based compensation expense	5,598	3,885	14,459	10,887
Add: Employer portion of payroll tax related to employee stock transactions	60	144	333	168
Add: Acquisition-related costs	342	—	342	—
Add: Amortization of acquired software	552	448	1,464	1,373
Add: Amortization of customer and trade name intangibles	1,282	1,136	3,585	3,393

Non-GAAP adjustments subtotal	$7,834	$5,613	$20,183	$15,821

Non-GAAP operating income	$39,323	$32,358	$108,446	$86,050

Non-GAAP operating margin	26.1%	25.1%	25.1%	23.5%

Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$20,142	$17,000	$56,251	$43,623
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	7,834	5,613	20,183	15,821
Less: Tax impact related to non-GAAP adjustments	(2,334)	(1,661)	(6,147)	(4,686)

Non-GAAP net income	$25,642	$20,952	$70,287	$54,758

Non-GAAP earnings per diluted share	$0.71	$0.59	$1.94	$1.55

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$902	$569	$2,349	$1,595
Selling, general and administrative expenses	4,696	3,316	12,110	9,292

Total share-based compensation expense	$5,598	$3,885	$14,459	$10,887

Reconciliation of adjusted EBITDA
GAAP net income	$20,142	$17,000	$56,251	$43,623
Amortization of customer and trade name intangibles	1,282	1,136	3,585	3,393
Depreciation and other amortization included in cost of revenues, SG&A and other expenses	2,820	2,519	8,001	7,543
Interest expense included in other expense, net	—	75	—	362
Income tax provision	11,602	9,698	32,633	26,084

EBITDA	$35,846	$30,428	$100,470	$81,005
Share-based compensation expense	5,598	3,885	14,459	10,887
Acquisition-related costs	342	—	342	—

Adjusted EBITDA	$41,786	$34,313	$115,271	$91,892

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	September 30,	December 31,
	2015	2014
ASSETS

Current assets:
Cash and cash equivalents	$238,614	$206,167
Accounts receivable, net	129,228	112,660
Current investments and other current assets	33,989	18,209
Deferred income taxes	9,674	9,674

Total current assets	411,505	346,710

Accounts receivable, long-term portion	1,072	1,761
Property and equipment, net	68,092	65,910

Other assets:
Goodwill and other intangibles, net	161,633	158,864
Cost method investment	15,000	—
Non-current investments and other assets	21,080	737

Total assets	$678,382	$573,982

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$41,584	$43,627
Deferred revenue	200,890	189,212

Total current liabilities	242,474	232,839

Deferred income taxes	4,813	4,170
Shareholders’ equity	431,095	336,973

Total liabilities and shareholders’ equity	$678,382	$573,982

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$20,142	$17,000	$56,251	$43,623
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	4,102	3,655	11,586	10,936
Share-based compensation expense	5,598	3,885	14,459	10,887
Excess tax benefit from exercise of share-based arrangements	(1,974)	(3,511)	(10,801)	(6,717)
Changes in operating assets and liabilities, exclusive of effects of acquired companies	27,232	45,274	(1,582)	36,402

Net cash provided by operating activities	55,100	66,303	69,913	95,131

Cash flows from investing activities:
Purchase of cost method investment	—	—	(15,000)	—
Purchase of held-to-maturity securities	(22,942)	—	(29,391)	—
Proceeds from sale of investments	—	800	—	808
Cost of acquisitions, net of cash acquired	—	(3,242)	(6,447)	(3,242)
Additions to property and equipment	(2,399)	(1,560)	(8,525)	(8,037)
Decrease (increase) in other	14	(116)	5	219

Net cash used by investing activities	(25,327)	(4,118)	(59,358)	(10,252)

Cash flows from financing activities:
Purchase of treasury shares	—	(2)	(645)	(22,817)
Proceeds from exercise of stock options	1,640	2,622	8,369	6,739
Contributions from employee stock purchase plan	1,124	1,023	3,367	3,037
Excess tax benefit from exercise of share-based arrangements	1,974	3,511	10,801	6,717

Net cash provided (used) by financing activities	4,738	7,154	21,892	(6,324)

Net increase in cash and cash equivalents	34,511	69,339	32,447	78,555
Cash and cash equivalents at beginning of period	204,103	88,092	206,167	78,876

Cash and cash equivalents at end of period	$238,614	$157,431	$238,614	$157,431